UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2012

Camden National Corporation

(Exact name of registrant as specified in its charter)

Maine	01-28190	01-0413282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Elm Street, Camden, Maine	04843
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (207) 236-8821

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 23, 2012, Camden National Bank (the “Bank”), a wholly-owned subsidiary of Camden National Corporation (the “Company”), entered into a Purchase and Assumption Agreement to acquire approximately $414 million in deposits and 15 bank branches located in Auburn, Augusta, Bangor, Brewer, Gardiner, Lewiston, Newport, Old Town, Orono, Rockland and Waterville, Maine (the “Purchased Branches”), from Bank of America, National Association for a deposit premium of 3.706% (the “Branch Acquisition”). In addition, the Bank will acquire approximately $14 million in performing small business loans of the Purchased Branches, as well as the cash on hand and real and personal property of the Purchased Branches.

Under the Purchase and Assumption Agreement, the Bank will offer employment to all employees of the Purchased Branches. The Bank has also agreed to extend severance benefits to all employees of the Purchased Branches for a one-year period commencing on the closing date.

The transaction is subject to regulatory approval and other customary closing conditions, and is expected to close by the end of the third quarter of 2012.

The foregoing description of the Purchase and Assumption Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase and Assumption Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated into this report by reference.

Item 7.01	Regulation FD Disclosure.

On April 24, 2012, the Company released a shareholder letter relating to the Branch Acquisition. In addition, the Company has prepared an investor presentation with information about the Company and the Branch Acquisition. The shareholder letter and investor presentation are attached as Exhibits 99.2 and 99.3, respectively. The shareholder letter and investor presentation are being furnished pursuant to Item 7.01, and the information contained therein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities under that Section. Furthermore, the information contained in Exhibits 99.2 and 99.3 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933.

This Current Report on Form 8-K (including the exhibits hereto) contains forward-looking statements statements within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, expectations, goals, projections, and statements, which are subject to numerous risks, assumptions, and uncertainties. Forward-looking statements can be identified by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “plan,” “target,” or “goal,” or future or conditional verbs such as “will,” “may”, “might”, “should,” “would”, “could” and other expressions which predict or indicate future events or trends and which do not relate to historical matters. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, including risks, assumptions and uncertainties relating to the acquired branches, completion of the transaction, regulatory approvals for the transaction, integration of the acquired branches and related operations and any required or planned divestitures and the related process, actual results, performance or achievements may vary materially from those anticipated, estimated or projected. More information about the factors that could cause actual results to materially differ is contained in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Purchase and Assumption Agreement, dated April 23, 2012, by and between Bank of America, National Association and Camden National Bank.*
99.1	Press release dated April 24, 2012.
99.2	Shareholder letter dated April 24, 2012.
99.3	Electronic investor presentation slides.

*Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2012

CAMDEN NATIONAL CORPORATION (Registrant)

By:	/s/ DEBORAH A. JORDAN
Deborah A. Jordan Chief Financial Officer and Principal Financial & Accounting Officer